RESTATED ARTICLES OF INCORPORATION

                                    of

                             ETHYL CORPORATION



                                 ARTICLE I

The name of the Corporation is

                             ETHYL CORPORATION


                                ARTICLE II

     The purposes of the Corporation are to develop, manufacture, produce, improve, buy, sell and deal in any and all kinds of materials, chemicals, plastics, petroleum, paper, machinery, metals, minerals and mineral products, timber and wood products, and all ingredients, derivatives, products, by-products, and compounds thereof or related in any way thereto and, without limitation by reason of the foregoing, to engage in any business not required to be stated in the articles of incorporation.

     The Corporation shall have the power to make accommodation guarantees or endorsements of the obligations of any other person or corporation.


                                ARTICLE III

     The Corporation shall have authority to issue 400,000,000 shares of Common Stock, $1 par value, and 10,000,000 shares of Cumulative Preferred Stock, with a par value, if any, to be set forth hereinafter with respect to each series. The Cumulative Preferred Stock may be issued in series as hereinafter provided. The description of the Cumulative Preferred Stock and the Common Stock, and the designations, preferences and voting powers of such classes of stock or restrictions or qualifications thereof, and the terms on which such stock is to be issued (together with certain related provisions for the regulation of the business and for the conduct of the affairs of the Corporation) shall be as hereinafter set forth in Parts A, B and C of this
Article III.

                    PART A.  CUMULATIVE PREFERRED STOCK

     1. Issuance in Series. The Cumulative Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations, rights and preferences as shall be stated and expressed herein or in the resolution or resolutions providing for the issue of shares of a particular series, and in such resolution or resolutions providing for the issue of shares of such series, the Board of Directors is expressly authorized to fix:

          (a) The annual dividend rate for such series, the dividend payment dates, the date from which dividends on all shares of such series issued shall be cumulative, and the extent of participation rights, if any;

          (b) The redemption price or prices, if any, for such series and other terms and conditions on which shares of such series may be retired or redeemed;

          (c) The obligation, if any, of the Corporation to purchase and retire or redeem shares of such series as a sinking fund, and the provisions of any such sinking fund;

          (d) The designation and maximum number of shares of such series issuable;

          (e) The right to vote, if any, with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action;

          (f) The amount payable upon shares in event of involuntary liquidation;

          (g) The amount payable upon shares in event of voluntary liquidation; and

          (h) The rights, if any, of the holders of shares of such series to convert such shares into other classes of stock of the Corporation and the terms and conditions of such conversion.

     All shares of Cumulative Preferred Stock of any one series shall be identical with each other in all respects except, if so determined by the Board of Directors, as to the dates from which dividends thereon shall be cumulative; and all shares of Cumulative Preferred Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all respects except as provided herein or in the resolution or resolutions providing for the issue of a particular series. In case dividends on all shares of Cumulative Preferred Stock for any quarterly dividend period are not paid in full, all such shares shall participate ratably in any partial payment of dividends for such period in proportion to the full amounts of dividends for such period to which they are respectively entitled.

     If and whenever, from time to time, the Board of Directors shall determine to issue Cumulative Preferred Stock of any series hereinafter designated, the Board shall, prior to the issue of any shares of such new series, cause provisions respecting it to be set out in articles of amendment filed with the State Corporation Commission of Virginia. The Board of Directors, in any such articles of amendment filed with the State Corporation Commission of Virginia, may reclassify any of the authorized but unissued shares of any particular series as shares or additional shares of any other series, or, unless otherwise provided in the articles of amendment establishing any particular series, increase any maximum number of shares theretofore established for a particular series to any greater number then authorized by the articles of incorporation.

     2. Cumulative Preferred Stock, Convertible Series B. A series of Cumulative Preferred Stock is hereby designated "Series B," which series shall have the following description and terms:

          (a)  Dividends and Distributions.

               (i) The holders of shares of Series B shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, dividends payable quarterly on the first day of each January, April, July and October (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $50.00 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after October 5, 1987 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series B were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (ii) The Corporation shall declare a dividend or distribution on the Series B as provided in subsection (i) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $50.00 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 70 days prior to the date fixed for the payment thereof.

               (iv) Dividends in full shall not be declared or paid or set apart for payment on the Series B for a dividend period terminating on the Quarterly Dividend Payment Date unless dividends in full have been declared or paid or set apart for payment on the Cumulative Preferred Stock of all series (other than series with respect to which dividends are not cumulative from a date prior to such dividend date) for the respective dividend periods terminating on such dividend date.

          (b) Voting Rights. The holders of shares of Series B shall have the following voting rights:

               (i) Subject to the provision for adjustment hereinafter set forth, each share of Series B shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series B were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (ii) Except as otherwise provided herein or in the Bylaws, the holders of shares of Series B and the holders of shares of Common Stock shall vote together as one voting group on all matters submitted to a vote of stockholders of the Corporation.

               (iii) In addition, in the event that at any time or from time to time while any shares of the Series B are outstanding, six or more quarterly dividends, whether consecutive or not, on any shares of the Series B shall be in arrears and unpaid, whether or not earned or declared, then the holders of all of the outstanding shares of the Series B together with any other series of Cumulative Preferred Stock then entitled to such a vote under the terms of the Articles of Incorporation of the Corporation, voting as a single class, shall be entitled to elect two members of the Board of Directors of the Corporation. Immediately after the occurrence of such event, the Corporation shall cause the number of directors of the Corporation to be increased by two and (unless a regular meeting of stockholders of the Corporation is to be held within sixty (60) days for the purpose of electing directors) shall give prompt notice to the holders of all of the outstanding shares of the Cumulative Preferred Stock then so entitled to such a vote of a special meeting of such holders to take place within sixty (60) days after the occurrence of such event. If such meeting shall not have been called as so provided, such meeting may be called at the expense of the Corporation by the holders of not less than five percent (5%) of such Cumulative Preferred Stock at the time outstanding, on written notice specifying the time and place of the meeting given by mail not less than ten (10) days or more than thirty (30) days before the date of such meeting specified in such notice. At such meeting the holders of all of such Cumulative Preferred Stock at the time outstanding, voting as a single class, shall have the right to elect two (2) members of the Board of Directors of the Corporation.

               If a regular meeting of the stockholders of the Corporation for the purpose of electing directors is to be held within sixty
          (60) days after the occurrence of such event then at such meeting, and, in any event, at each subsequent meeting of the stockholders of the Corporation called for the purpose of electing directors, the holders of such Cumulative Preferred Stock at the time outstanding, voting as a single class, shall have the right to elect two (2) members of the Board of Directors on the same conditions as stated above.

               At any special or regular meeting provided for in the next two preceding subsections, each outstanding share of such Cumulative Preferred Stock shall be entitled to one vote for the election of the directors provided for herein; the holders of a majority of the shares of such Cumulative Preferred Stock at the time outstanding shall constitute a quorum; and a plurality vote of such quorum shall govern.

               The directors elected by the holders of such Cumulative Preferred Stock shall hold office until their successors shall be elected; provided that their term of office shall automatically expire at such time as all dividends on all outstanding shares of such Cumulative Preferred Stock in arrears shall have been paid in full.

               (iv) Except as otherwise provided in the Articles of Incorporation, holders of Series B shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          (c)  Certain Restrictions.

               (i) Whenever quarterly dividends or other dividends or distributions payable on the Series B as provided in subsection (a) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B outstanding shall have been paid in full, the Corporation shall not

                    (1) declare or pay or set apart for payment any dividends (other than dividends payable in shares of any class or classes of stock of the Corporation ranking junior to the Series B) or make any other distributions on, any class of stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B and shall not redeem, purchase or otherwise, acquire, directly or indirectly, whether voluntarily, for a sinking fund, or otherwise any shares of any class of stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B, provided that, notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class in exchange for, or out of the net cash proceeds from the concurrent sale of other shares of stock of any such junior class;

                    (2) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B, except dividends paid ratably on the Series B and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (3) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
               up) with the Series B, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B;

                    (4) purchase or otherwise acquire for consideration any shares of Series B, or any shares of stock ranking on a parity with the Series B, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (ii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subsection (i) of this subsection (c), purchase or otherwise acquire such shares at such time and in such manner.

          (d) Reacquired Shares. Any shares of Series B purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Cumulative Preferred Stock and may be reissued as part of a new series of Cumulative Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          (e)  Liquidation, Dissolution or Winding Up.

               (i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B unless, prior thereto, the holders of shares of Series B shall have received $3,000.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series B Liquidation Preference"). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (1) the Series B Liquidation Preference by (2) 1000 (as appropriately adjusted as set forth in subsection (iii) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) being hereinafter referred to as the "Adjustment Number"). Following the payment of the full amount of the Series
          B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B and Common Stock, respectively, holders of Series B and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series B and Common Stock, on a per share basis, respectively.

               (ii) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of Cumulative Preferred Stock, if any, that rank on a parity with the Series B, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

               (iii) In the event the Corporation shall at any time after the Rights Declaration Date (1) declare any dividend on Common Stock payable in shares of Common Stock, (2) subdivide the outstanding Common Stock, or (3) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (f) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (g) Redemption. The outstanding shares of Series B may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time, at which no person beneficially owns more than 20% of the outstanding Common Stock of the Corporation at a cash price per share equal to (i) 100% of the product of the Adjustment Number times the Average Market Value (as such term is hereinafter defined) of the Common Stock, plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid or declared and a sum sufficient for the payment thereof set apart, without interest; provided, however, that if and whenever any quarterly dividend shall have accrued on the Series B that has not been paid or declared and a sum sufficient for the payment thereof set apart, the Corporation may not purchase or otherwise acquire any shares of Series B unless all shares of such stock at the time outstanding are so purchased or otherwise acquired. The "Average Market Value" is the average of the closing sale prices of a share of the Common Stock during the 30 day period immediately preceding the date before the redemption date on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing bid quotations with respect to a share of Common Stock during such 30-day period on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value of a share of the Common Stock as determined by the Board of Directors in good faith.

          (h) Ranking. The Series B shall rank junior to all other series of the Corporation's Cumulative Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

          (i) Amendment. The Corporation shall not create any other class or classes of stock ranking prior to the Series B either as to dividends or liquidation, or increase the authorized number of shares of any such other class of stock, or amend, alter, or repeal any of the provisions of the Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors authorizing the Series B so as to adversely affect the preferences, rights or powers of the Series B without the affirmative vote of the holders of more than two-thirds of the outstanding shares of the Series B, voting separately as one voting group.

          (j) Fractional Shares. Series B may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B.

                           PART B.  COMMON STOCK

     1. Voting Rights. The holders of the Common Stock shall, to the exclusion of the holders of any other class of stock of the Corporation, have the sole and full power to vote for the election of directors and for all other purposes without limitation except only as provided in sections 1 and 2 of Part A, and as otherwise expressly provided by the then existing statutes of the Commonwealth of Virginia. The holders of the Common Stock shall have one (1) vote for each share of Common Stock held by them.

     2. Dividends. Subject to the provisions hereinabove set forth with respect to Cumulative Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends if, when and as declared by the Board of Directors out of funds legally available therefor.

                        PART C.  PRE-EMPTIVE RIGHTS

     1. No holder of Cumulative Preferred Stock shall as such holder have any pre-emptive or preferential right to purchase or subscribe to (i) any shares of any class of stock of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such stock, or (iii) any obligations convertible into any such stock or into warrants, rights or options to purchase any such stock.

     2. The holders of Common Stock shall have no pre-emptive rights to purchase or subscribe to any shares of Cumulative Preferred Stock or to any shares of any class of stock of the Corporation that may be issued on conversion of any shares of Cumulative Preferred Stock.


                                ARTICLE IV

     1. Number of Directors. Unless otherwise fixed in the By-Laws, the number of directors of the Corporation shall be eighteen (18), but in no event shall such number be less than three (3).

     2.   Indemnification of Directors and Officers.

          (a) To the full extent that the Virginia Stock Corporation Act, as it existed on May 27, 1988, the effective date of this section, or as hereafter amended, permits the limitation or elimination of the liability of Directors and officers, no Director or officer of the Corporation made a party to any proceeding shall be liable to the Corporation or its stockholders for monetary damages arising out of any transaction, occurrence or course of conduct, whether occurring prior or subsequent to the effective date of this section.

          (b) To the full extent permitted by the Virginia Stock Corporation Act, as it existed on May 28, 1988, the effective date of this section, or as hereafter amended, the Corporation shall indemnify any person who is or was a party to any proceeding by reason of the fact that (i) he is or was a Director or officer of the Corporation, or (ii) he is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding. A person is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of the disinterested Directors, to enter into a contract to indemnify any Director or officer in respect of any proceeding arising from any act or omission, whether occurring before or after the execution of such contract.

          (c) The Board of Directors is hereby empowered, by majority vote of a quorum of the disinterested Directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in subsection (a) or (b) of this section who was, is or may become a party to any proceeding, by reason of the fact that he is or was an employee, agent or consultant of the Corporation, or is or was serving at the request of the Corporation as an employee, agent or consultant of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in subsection (b) of this section.

          (d) The provisions of this section shall be applicable to all proceedings commenced after the effective date hereof arising from any act or omission, whether occurring before or after such effective date. No amendment or repeal of this section shall have any effect on the rights provided under this section with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this section and shall pay or reimburse promptly all reasonable expenses, including attorneys' fees, incurred by such Director or officer in connection with such actions and determinations or proceedings of any kind arising therefrom.

          (e) In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this section shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel, the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

          (f) Every reference herein to Directors, officers, trustees, partners, employees, agents or consultants shall include former Directors, officers, trustees, partners, employees, agents or consultants and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this section on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this section. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the Directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this section or applicable laws of the Commonwealth of Virginia.

          (g) Each provision of this section shall be severable and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

          (h) Unless otherwise defined, terms used in this section shall have the definitions assigned to them in the Virginia Stock Corporation Act, as it exists on the date hereof or as hereafter amended.


                                 ARTICLE V

     Any amendment or restatement of these Articles other than an amendment or restatement that amends or affects the shareholder vote required by the Virginia Stock Corporation Act to approve a merger, statutory share exchange, sale of all or substantially all of the Corporation's assets or the dissolution of the Corporation shall be approved by a majority of the votes entitled to be cast by each shareholder voting group that is entitled to vote on the matter.